Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information and related notes present the historical consolidated statement of operations of Modine Manufacturing Company (“Modine” or the “Company”) adjusted to reflect (1) the Company’s acquisition of 100% of the shares of multiple companies held by Luvata Heat Transfer Solutions II AB, a company incorporated in Sweden, which together represent the Luvata Heat Transfer Solutions business (“Luvata HTS”), and (2) the Company’s financing related to the acquisition, collectively referred to as the “Transactions.”

The Company completed its acquisition of Luvata HTS on November 30, 2016 for consideration totaling $415.6 million ($388.2 million, net of cash acquired).  The purchase price included 2.2 million Modine common shares, valued at $24.3 million at November 30, 2016.  Modine funded a significant portion of the Luvata HTS purchase price with debt financing, consisting of borrowings under the Company’s revolving credit facility of $31.4 million and borrowings under other credit facilities and Senior Notes totaling $325.0 million.  The pro forma adjustments related to the Transactions include the:

•	impact of preliminary fair value adjustments to the acquired assets of Luvata HTS;

•	translation of Luvata HTS historical financial information from euros into U.S. dollars and certain reclassifications of historical Luvata HTS amounts to conform to Modine’s presentation;

•
impacts on interest expense resulting from both the incremental indebtedness Modine incurred to finance the purchase of Luvata HTS and the repayment, prior to the acquisition, of Luvata HTS’s intercompany debt with its prior parent company and affiliated companies;

•	impact of acquisition-related transaction costs;

•	related income tax effects; and

•	impact of the 2.2 million Modine common shares, issued as part of the purchase price, on weighted-average shares outstanding.

The Unaudited Pro Forma Combined Statement of Operations for the year ended March 31, 2017, gives effect to the Transactions as if they had occurred on April 1, 2016, the beginning of Modine’s fiscal year 2017.  The Transactions have already been reflected in the consolidated balance sheet presented in the Company’s Form 10-K for the year ended March 31, 2017; therefore, a pro forma balance sheet is not presented herein.  The Company’s historical financial results for the year ended March 31, 2017 include four months of post-acquisition operations of the Luvata HTS business, reported in the referenced Form 10-K as Modine’s Commercial and Industrial Solutions (“CIS”) segment.

The unaudited pro forma combined financial information included herein is derived from historical financial information of the Company and Luvata HTS and is based upon available information and certain estimates and assumptions the Company believes are reasonable.  Estimates and assumptions used in the preparation of the unaudited pro forma combined financial information are described in the accompanying notes below.  The Company limited the pro forma adjustments included in the unaudited pro forma combined financial information to those that are i) directly attributable to the Transactions; ii) factually supportable; and iii) expected to have a continuing impact on the financial results of the Company.  The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial information.

The historical financial information of Luvata HTS was prepared in accordance with International Financial Reporting Standards (“IFRS”), as adopted by the International Accounting Standards Board, and is reported in euros.  The unaudited pro forma combined financial information includes adjustments to translate the Luvata HTS historical financial information from the reported euro amounts into U.S. dollars.  Modine assessed the need to make adjustments to Luvata HTS’s historical financial information prepared under IFRS to conform to Modine’s accounting policies and generally accepted accounting principles in the United States (“U.S. GAAP”).  Certain historical amounts of Luvata HTS have been reclassified in the unaudited pro forma combined financial information to conform to Modine’s presentation.  Based upon its review, the Company determined that no material adjustments were needed to conform to accounting requirements under U.S. GAAP.

The unaudited pro forma combined financial information is not intended to represent what the Company’s results of operations actually would have been had the Transactions been completed as of April 1, 2016.  In addition, the unaudited pro forma combined financial information does not purport to project the future financial results of the Company.  The Unaudited Pro Forma Combined Statement of Operations does not include the impacts of any i) cost or revenue synergies; ii) potential restructuring actions; or iii) transaction-related costs that have been incurred or may result from the Company’s acquisition of Luvata HTS.  In fiscal 2017, the Company incurred transaction-related costs totaling $14.8 million for i) transaction advisors; ii) legal, accounting and other professional services; and iii) incremental costs directly associated with integration activities, including third-party consulting fees.

This unaudited pro forma combined financial information is derived from and should be read in conjunction with the Company’s audited annual consolidated financial statements, which are available in the Company’s Form 10-K for the year ended March 31, 2017, which is incorporated by reference in this filing.

MODINE MANUFACTURING COMPANY
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the year ended March 31, 2017
(In millions, except per share amounts)

	Year Ended March 31, 2017
	Historical
	Modine Manufacturing Company	Eight Months Luvata HTS (Note 1, 2)	Pro Forma Adjustments	(Note)	Pro Forma Combined

Net sales	$1,503.0	$380.0	$(1.4)	3(i)	$1,881.6
Cost of sales	1,249.7	306.8	(1.1)	3(i, ii, iii)	1,555.4
Gross profit	253.3	73.2	(0.3)		326.2
Selling, general and administrative expenses	205.0	38.1	(4.4)	3(iv, v)	238.7
Restructuring expenses	10.9	-	-		10.9
Gain on sale of facilities	(2.0)	-	-		(2.0)
Operating income	39.4	35.1	4.1		78.6
Interest expense	(17.2)	(16.8)	7.5	3(vi, vii)	(26.5)
Other expense, net	(1.4)	(0.5)	-		(1.9)
Earnings before income taxes	20.8	17.8	11.6		50.2
Provision for income taxes	(5.9)	(7.4)	(0.4)	3(viii)	(13.7)
Net earnings	14.9	10.4	11.2		36.5
Net earnings attributable to non-controlling interest	(0.7)	-	-		(0.7)
Net earnings attributable to Modine	$14.2	$10.4	$11.2		$35.8

Net earnings per share attributable to Modine shareholders
Basic	$0.29				$0.72
Diluted	$0.29				$0.71

Weighted-average shares outstanding
Basic	47.8		1.5	3(ix)	49.3
Diluted	48.3		1.5	3(ix)	49.8

See accompanying notes to the unaudited pro forma combined financial information.

 MODINE MANUFACTURING COMPANY
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
(In millions, except per share amounts)

Note 1:  Basis of Presentation

The Unaudited Pro Forma Combined Statement of Operations for the year ended March 31, 2017 is presented as if the acquisition of Luvata HTS had occurred on April 1, 2016.  The Company adjusted the historical financial information to give effect to pro forma events that are i) directly attributable to the Transactions; ii) factually supportable; and iii) expected to have a continuing impact on the Company’s consolidated financial results.  Accordingly, the pro forma net earnings presented do not include non-recurring expenses or charges directly attributable to the acquisition of Luvata HTS.

As the Company completed its acquisition of Luvata HTS on November 30, 2016, the historical financial results of Modine for the year ended March 31, 2017 included four months of Luvata HTS post-acquisition financial results, which were reported as Modine’s CIS segment.  Accordingly, the Unaudited Pro Forma Combined Statement of Operations combines eight months of historical financial results of Luvata HTS from calendar 2016 and Modine’s fiscal 2017 financial results, plus pro forma adjustments.

The Company accounted for the Luvata HTS acquisition in this unaudited pro forma combined financial information using the acquisition method of accounting in accordance with FASB Accounting Standards Codification (“ASC”) Topic 805 “Business Combinations.”  In accordance with ASC 805, the Company has made significant assumptions and estimates in determining the preliminary allocation of the purchase price in the unaudited pro forma combined financial information.  Goodwill, as of the acquisition date, was measured as the excess of purchase consideration over the preliminary fair value of net tangible and identifiable intangible assets acquired.

The unaudited pro forma combined financial information is not intended to represent what the Company’s financial results actually would have been had the Transactions been completed as of April 1, 2016.  In addition, the unaudited pro forma combined financial information does not purport to project the future financial results of the Company.

The unaudited pro forma combined financial information does not include the impacts of any i) cost or revenue synergies; ii) potential restructuring actions; or iii) transaction-related costs that have or may result from the Company’s acquisition of Luvata HTS.

Note 2:  IFRS to U.S. GAAP Adjustments, Foreign Currency Translation, and Reclassifications

Management has evaluated the differences between IFRS and U.S. GAAP as applicable to Luvata HTS and has determined that any such differences are immaterial to the Unaudited Pro Forma Combined Statement of Operations; therefore, no adjustments for IFRS to U.S. GAAP differences have been reflected in the unaudited pro forma combined financial information.  The Luvata HTS historical financial results utilized for the Unaudited Pro Forma Combined Statement of Operations for year ended March 31, 2017 have been converted from euros into U.S. dollars using historical monthly average exchange rates, which were between $1.08 and $1.13.  Certain historical amounts of Luvata HTS have been reclassified in the Unaudited Pro Forma Combined Statement of Operations to conform to Modine’s presentation.  These reclassifications principally consisted of reflecting i) Luvata HTS’s scrap sales (approximately $10.0 million per annum) within cost of sales versus net sales, ii) Luvata HTS’s interest expense as a discrete financial statement line item, and iii) other immaterial reclassifications.

 MODINE MANUFACTURING COMPANY
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
(In millions, except per share amounts)

Note 3:  Pro Forma Adjustments

The following adjustments relate to the Unaudited Pro Forma Combined Statement of Operations for the year ended March 31, 2017.

(i)
The elimination of sales from Luvata HTS to Modine totaling $1.4 million during the eight months of historical Luvata HTS information used, as well as the corresponding cost of sales eliminations totaling $1.2 million.

(ii)
Estimated incremental depreciation expense for property, plant and equipment and amortization expense for intangible assets that would have been recognized in cost of sales by Modine totaling $4.4 million during the year ended March 31, 2017.

(iii)
The elimination of a $4.3 million non-recurring impact to cost of sales recorded by Modine during the year ended March 31, 2017 resulting from an inventory-related purchase accounting adjustment that increased the carrying value of acquired inventory to its estimated fair value.  See the last paragraph of this note for further information.

(iv)	Estimated intangible amortization expense totaling $4.2 million that would have been recognized in selling, general and administrative (“SG&A”) expenses by Modine during the year ended March 31, 2017.

(v)
The elimination of transaction-related costs incurred by Modine related to the Luvata HTS acquisition totaling $8.6 million during the year ended March 31, 2017.  These costs were incurred for transaction advisory, legal, consulting, and other professional services related to the acquisition and were reported in SG&A expenses.  Costs incurred for integration-related activities were not eliminated.

(vi)	Estimated interest expense of $9.2 million associated with borrowings to finance the Luvata HTS acquisition. See Note 4 for further information.

(vii)
The elimination of interest expense totaling $16.7 million for the year ended March 31, 2017 for interest on Luvata HTS intercompany debt that was repaid prior to completion of the acquisition.  See Note 4 for further information.

(viii)
Estimated income tax impacts resulting from the pro forma adjustments based upon the statutory tax rates of the respective tax jurisdictions that apply to each pro forma adjustment.  The applicable statutory tax rates for the pro forma adjustments ranged from 28 percent to 35 percent, with the exception of a weighted-average rate of 16 percent used for the adjustment to historical interest expense on Luvata HTS’s intercompany debt, which considers the disallowance of certain intercompany interest deductions for historical income tax purposes.

(ix)
The impact to basic and diluted weighted-average shares outstanding resulting from the 2.2 million Modine common shares issued as part of the acquisition purchase price.  For the year ended March 31, 2017, the historical Modine weighted-average shares outstanding reflected the 2.2 million shares as outstanding for four months; therefore, the pro-forma adjustment increased the shares outstanding by 1.5 million.

The following table summarizes the fair value adjustments used to determine the impact of acquired property, plant and equipment and identifiable intangible assets in the Unaudited Pro Forma Combined Statement of Operations.  The estimated depreciation and amortization expense in the table is assumed to be recognized on a straight-line basis over the estimated respective useful lives of the assets.

	Fair value adjustment	Estimated useful life	Additional estimated expense recognized for the year ended March 31, 2017
Property, plant and equipment	$34.1	4-25	$3.1
Intangible assets	130.2	12-20	5.5

The Company has determined the total fair value of acquired identifiable intangible assets to be $130.2 million, including customer relationship ($58.4 million), trade name ($50.1 million), and product technology ($21.7 million) intangible assets.

The preliminary purchase price allocation also included a $4.3 million fair value adjustment to step-up inventory to its estimated fair value.  During fiscal 2017, Modine charged the fair value adjustment to cost of sales as the underlying acquired inventory was sold.  As there is not a continuing impact of the inventory step-up to the Company’s future financial results, this $4.3 million inventory step-up adjustment was not included in the Unaudited Pro Forma Combined Statement of Operations.

 MODINE MANUFACTURING COMPANY
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
(In millions, except per share amounts)

Note 4:  Debt Financing

The Company entered into new debt financing to fund a significant portion of the Luvata HTS acquisition. The Company’s new debt facilities consist of the following:

•	$175.0 million revolving credit facility with a variable interest rate (3.4 percent at November 30, 2016) expiring fiscal 2022;

•	$175.0 million term loan with a variable interest rate (3.4 percent at November 30, 2016) maturing fiscal 2022;

•	€91.3 million term loan with a variable interest rate (2.5 percent at November 30, 2016) maturing fiscal 2022; and

•	$50.0 million of 5.8 percent Senior Notes maturing fiscal 2027.

The new $175.0 million revolving credit facility was entered into to refinance the Company’s previous credit facility, which resulted in an extension of approximately three years of the previously-existing maturity date.  The Company borrowed $31.4 million under the revolving credit facility, net of repayments using acquired cash, to partially fund the Luvata HTS acquisition.

Pro forma adjustments for year ended March 31, 2017 related to the Company’s new debt facilities are presented in the Unaudited Pro Forma Combined Statement of Operations to reflect the impact on interest expense as if the debt borrowings to fund the acquisition occurred on April 1, 2016.  Such adjustments include estimated interest expense, including amortization of debt issuance costs, associated with the new term loans, Senior Notes, and borrowings under the revolving credit facility.

The following details the pro forma adjustments as a result of the debt borrowings to fund the acquisition:

(a)
The interest expense effect of the new debt borrowings, for which Modine borrowed $31.4 million under the revolving credit facility, $175.0 million under the U.S. dollar term loan, €91.3 million under the euro-denominated term loan, and $50.0 million of 5.8% Senior Notes.

(b)	Debt issuance costs totaling $8.7 million.
(c)	The repayment, prior to the acquisition, of Luvata HTS’s intercompany debt with its prior parent company and affiliated companies.

The following table details the impact on interest expense resulting from the issuance of the new debt borrowings and the repayment of the Luvata HTS intercompany debt as a result of the acquisition:

Year Ended March 31, 2017
New borrowings:
Revolving credit facility	$0.7
Term loan due fiscal 2022 (USD)	3.8
Term loan due fiscal 2022 (EUR)	1.6
Senior Notes due fiscal 2027	1.9
Amortization of deferred debt issuance costs	1.2
Total interest expense from issuance of new debt	9.2

Elimination of Luvata HTS intercompany debt	(16.7)
Net pro forma decrease in interest expense	$(7.5)

The interest expense adjustments presented above were calculated using the applicable interest rates per annum effective as of November 30, 2016.  Each one-eighth percentage point change in the assumed interest rates would result in a $0.4 million change in estimated annual interest expense.